As filed with the Securities and Exchange Commission on March 7, 1997.
                                                 Registration No. 33-______
                                                                Rule 424(c)
==============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549
                               --------------
                                  Form S-8
                           REGISTRATION STATEMENT
                                   Under
                         The Securities Act of 1933
                               --------------

                            THIOKOL CORPORATION
           (Exact name of registrant as specified in its charter)

         Delaware                                          36-2678716
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                          identification No.)
                         2475 Washington Boulevard
                             Ogden, Utah 84401
                  (Address of Principal Executive Offices)

                 Thiokol Corporation 1996 Stock Awards Plan
                          (Full title of the Plan)
                --------------------------------------------
                            Edwin M. North, Esq.
                            Corporate Secretary
                            Thiokol Corporation
                         2475 Washington Boulevard
                             Ogden, Utah 84401
                               (801) 629-2084
(Name, address, and telephone number, including area code, of agent for service)
                   --------------------------------------

                                              CALCULATION OF REGISTRATION FEE
================================================== ===============================================================================
                                                                                      Proposed
                                     Amount                   Proposed                 Maximum                Amount of
   Title of Securities                to be                    Maximum                Aggregate              Registration
     to be Registered              Registered              Offering Price             Offering                   Fee
                                                            Per Share (1)             Price (1)
--------------------------- -------------------------- ------------------------ ---------------------- --------------------------
Common Stock
($1.00 par value)               1,000,000 shares               $56.464               $56,464,000                $17,109
--------------------------- -------------------------- ------------------------ ---------------------- -------------------------

(1)Estimated  pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee.

The proposed maximum offering price per share is based upon (1) the exercise price per share of 22,500 outstanding option  shares  with an  option  price of  $38.625  per  share  and (2) the remaining  977,500 shares,  the average ($56.875)
of the high ($57.25) and low ($56.50)  prices for the Company's  Common Stock on the composite  tape for the New York Stock
Exchange on March 5, 1997.
Total Number of Pages.....................................................................................12
Exhibit Index.............................................................................................10

================================================================================================================================

                                   PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
----------------------------------------------------

Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part 1 of Form S-8.


                                  PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
--------------------------------------------------

ITEM 3.  Incorporation of Documents by Reference.
-------------------------------------------------

     The following documents filed with the Commission by the Company are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

     (a) The Company's annual report on Form 10-K for the fiscal year ended June 30, 1996 (the "Form 10-K").

     (b) All other reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by Form 10-K.

     (c) The description of the Company's Common Stock $1.00 par value (the "Common Stock") on pages 73-74 of the Company's Proxy Statement Prospectus dated May 24, 1989 for Special Stockholders' Meeting held on June 23, 1989 and Preferred Share Purchase Rights as set forth in (i) Rights Agreement dated January 26, 1989, between the Company and The First National Bank of Chicago filed as Exhibit 1 with the Company's Form 8-A dated February 8, 1989;
          (ii) Amendment to Rights Agreement between the Company and The First National Bank of Chicago, dated June 22, 1989 filed as
          Exhibit 2 with the Company Report on Form 8-K dated July 3, 1989; and (iii) Amendment No. 2 to Rights Agreement between the Company and The First National Bank of Chicago, dated January 18, 1990 which was filed as Exhibit 3 filed with the Company's Report on Form 8-K dated January 18, 1990.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  Description of Securities.
-------  --------------------------
     Not applicable.

ITEM 5.  Interests of Named Experts and Counsel.
-------  ---------------------------------------

     Legal matters with respect to the Common Stock being offered hereunder has been passed upon for the Company by Daniel S. Hapke, Jr., Vice President and General Counsel of the Company. Mr. Hapke has options to purchase 5,000 shares of the Company Common Stock. Such options are not currently exercisable.

ITEM 6.  Indemnification of Directors and Officers.
-------  ------------------------------------------

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") provides for a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     In accordance with Section 102 (b)(7) of the Delaware Law, the Articles NINTH of the Company's restated Certificate of Incorporation, proceeds as follows:

          "NINTH: A. A director of the Corporation  shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct  or a  knowing  violation  of  law,  (iii)  under
               Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Section A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

            B.(1) Each  person who was or is made a party or is  threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this Section B with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section B or otherwise.

            (2)If a claim  under  paragraph  (1) of this  Section  B is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            (3)The right to  indemnification  and the  payment of  expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

            (4)The Corporation may maintain  insurance,  at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

            (5)The Corporation  may, to the extent  authorized from time to
               time  by  the   Board  of   Directors,   grant   rights   to
               indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Section B with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

     Section 145 of the General Corporation Law of the State of Delaware provides a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. The Company maintains directors' and officers' liability insurance with such limits and retention reflective of condition in the insurance markets for such coverages.

ITEM 7.   Exemption from Registration Claimed.
-------   ------------------------------------

          Not applicable.

ITEM 8.   Exhibits.
-------   ---------

          4.1 Restated Certificate of Incorporation of the Company, which was filed as Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1989, and is incorporated by reference herein.

          4.2 Bylaws of the Company, as amended to date, which were filed as Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993, and are incorporated by reference herein.

          4.3 Rights Agreement dated January 26, 1989, between the Company and The First National Bank of Chicago, which was filed as
               Exhibit 1 filed with the Company's Form 8-A dated February 8, 1989, and is incorporated by reference herein.

          4.4 Amendment to Rights Agreement between the Company and The First National Bank of Chicago, dated June 22, 1989, which was filed as Exhibit 2 filed with the Company's Report on Form 8-K dated July 3, 1989, and is incorporated by reference herein.

          4.5 Amendment No. 2 to Rights Agreement between the Company and The First National Bank of Chicago, dated January 18, 1990, which was filed as Exhibit 3 filed with the Company's Report on Form 8-K dated January 18, 1990, and is incorporated by reference herein.

          4.6 Form of Indenture, Form of Agreement for Equity Securities and Form of Warranty Agreement for Debt Securities which were filed with the Company's Form S-3 Registration 333-1753 effective October 16, 1996 and are incorporated by reference herein.

          5.1 Opinion of Daniel S. Hapke, Jr., Esq. with respect to legality of securities.

          23.1 Consent of Ernst & Young, LLP.

          23.2 Consent of Daniel S. Hapke, Jr., Esq. incorporated by reference in the opinion set forth as Exhibit 5.1.

          24.1 Power of Attorney.

ITEM 9.   Undertakings.
-------   -------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)To include any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Registration S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

               (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore
                    unenforceable.   In  the   event   that  a  claim   for
                    indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

==============================================================================
                             POWER OF ATTORNEY
==============================================================================

     We, the undersigned Directors of Thiokol Corporation, hereby appoint James R. Wilson and Richard L. Corbin, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities indicated below, which said attorneys and agents, or each of them may deem necessary or advisable to enable said Corporation to comply with the Securities and Exchange Commission, in connection with a Registration Statement on Form S-8 to be filed in connection with the Thiokol Corporation 1996 Stock Awards Plan, including, without limitation, power and authority to sign for us, or any of us, in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement, and we hereby ratify and confirm all that said attorneys and agents, or each of them, shall do or cause to be done by virtue hereof.

                                 SIGNATURES

The Registrant
--------------

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Ogden and the State of Utah, on the 6th day of March 1997.

                                                         THIOKOL CORPORATION


                                                        /s/   James R. Wilson
                                                       ----------------------
                                             Chairman of the Board  President,
                                              and Chief Executive Officer

Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of March 1997.


        NAME                                        TITLE

/s/  James R. Wilson         Director,  Chairman  of the Board,  President
--------------------         President and Chief Executive Officer

/s/  Richard L. Corbin       Senior Vice President and Chief Financial Officer
----------------------

/s/  Michael R. Ayers        Vice  President  and  Controller
----------------------       (Principal Accounting Officer)

/s/  Neil A. Armstrong*      Director
---------------------

/s/  Michael P.C. Carns*     Director
-----------------------

/s/  Edsel D. Dunford*       Director
----------------------

/s/  U. Edwin Garrison*      Director
----------------------

/s/  L. Dennis Kozlowski*    Director
-------------------------

/s/  Charles S. Locke*       Director
----------------------

/s/  James M. Ringler*       Director
----------------------

/s/  William O. Studeman*    Director
------------------------

/s/  Donald C. Trauscht*     Director
------------------------








*By  /s/  Richard L. Corbin
     -------------------------
      Richard L. Corbin
      Attorney-In-Fact

                             INDEX OF EXHIBITS
                             -----------------


Exhibit
Number                   Description of Exhibit
------                   ----------------------

4.1 Restated Certificate of Incorporation of the Company, which was filed as Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1989, and is incorporated by reference herein.

4.2       Bylaws of the  Company,  as amended to date,  which were filed as
          Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993, and are incorporated by reference herein.

4.3 Rights Agreement dated January 26, 1989, between the Company and The First National Bank of Chicago, which was filed as Exhibit 1 filed with the Comopany's Form 8-A dated February 8, 1989, and is incorporated by reference herein.

4.4 Amendment to Rights Agreement between the Company and The First Natioinal Bank of Chicago, dated June 22, 1989, which was filed as Exhibit 2 filed with the Company's Report on Form 8-K dated July 3, 1989, and is incorporated by reference herein.

4.5 Amendment No. 2 to Rights Agreement between the Company and The First National Bank of Chicago, dated January 18, 1990, which was filed as Exhibit 3 filed with the Company's Report on Form 8-K dated January 18, 1990, and is incorporated by reference herein.

4.6 Form of Indenture, Form of Agreement for Equity Securities and Form of Warranty Agreement for Debt Securities which were filed with the Company's Form S-3 Registration 333-1753 effective October 16, 1996 and are incorporated by reference herein.

5.1 Opintion of Daniel S. Hapke, Jr., Esq. with respect to legality of securities.

23.1      Consent of Ernst & Young, LLP.

23.2 Consent of Daniel S. Hapke, Jr., Esq. incorporated by reference in the opinion set forth as Exhibit 5.1.

24.1      Power of Attorney.



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




                                                                EXHIBIT 5.1


                               LEGAL OPINION

                         DANIEL S. HAPKE, JR., ESQ.




March 6, 1997



Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street N.W.
Stop 1-4
Washington, D.C. 20549-1204

Gentlemen,

RE:      Thiokol Corporation 1996 Stock Awards Plan

I have acted as counsel for Thiokol Corporation, a Delaware corporation (the "Corporation") in connection with the registration of 1,000,000 shares of the Corporation's common stock at $1.00 par value per share value issuable under the Thiokol Corporation 1996 Stock Awards Plan (the "Plan"). I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion, and based thereupon, I am of the opinion that the shares of Common Stock, $1.00 par value, of the Corporation which may be issued, transferred or sold pursuant to the Plan will be, when issued or transferred in accordance with the terms of the Plan, legally issued, fully paid and nonassessable.

I consent to the incorporation of this legal opinion into the Corporation's Registration Statement on Form S-8.



/s/  Daniel S. Hapke, Jr.
----------------------------
Daniel S. Hapke, Jr.
Vice President & General Counsel


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


                                                                 Exhibit 23.1


                      CONSENT OF INDEPENDENT AUDITORS


We consent to incorporation by reference of our report dated August 1, 1996, with respect to the consolidated financial statements of Thiokol Corporation incorporated by reference in its Annual Report (Form 10-K)for the year ended June 30, 1996 in this Registration Statement (Form S-8) pertaining to the Thiokol Corporation 1996 Stock Awards Plan to be filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

March 6, 1997
Salt Lake City, Utah







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